                                   EXHIBIT 5.1




December 10, 1998


Invivo Corporation
4900 Hopyard Road, #210
Pleasanton, CA  94588

Gentlemen:

        You have requested our opinion as counsel for Invivo Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of up to 200,000 shares of Common Stock ("Stock") of the Company pursuant to the Company's 1994 Stock Option Plan ("Plan") approved by the Company's stockholders at the 1997 Annual Meeting.

        We have examined the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). We further have examined the certificate of incorporation, the By-Laws, the minutes of the Board of Directors and stockholders of the Company regarding approval of the recent amendment to the Plan, a certificate of an officer of the Company and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

        In connection with this opinion we have assumed the following: (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information contained in the certificates we have reviewed. As to matters of fact material to our opinions, we have relied on our review of the documents referred to above and on statements made to us by officers of the Company. We have not independently verified any factual matters or any assumptions made by us in this letter and disclaim any inference as to the reasonableness of any such assumption.

        Based on the foregoing examination, we are of the opinion that Stock sold pursuant to the Plan will, when issued to the respective participants, be legally issued, fully paid and nonassessable.





        We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       HOWARD, RICE, NEMEROVSKI,
                                       CANADY, FALK & RABKIN
                                       A Professional Corporation


                                       By
                                         ---------------------------------------
                                                   Daniel J. Winnike



                                       20